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                                                                    EXHIBIT 99.1

                           SALE AND PURCHASE AGREEMENT

     THIS SALE AND PURCHASE AGREEMENT (the "AGREEMENT") is made by and between VZ CHANTILLY CORPORATION ("Seller"), a Delaware corporation, and COPT ACQUISITIONS, INC. ("BUYER"), a Delaware corporation. The effective date of this Agreement ("EFFECTIVE DATE") shall be October 16, 2001.

     1. PROPERTY.

     On the terms and conditions stated in this Agreement, Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller all of the following described property (collectively, the "PROPERTY"):

          1.01 LAND. Seller's fee simple interest in and to all of that certain real property commonly known as "Washington Technology Park," having an address of 15000 Conference Center Drive, Chantilly, Fairfax County, Virginia, consisting of approximately 52 acres of land more particularly described EXHIBIT A attached hereto and incorporated herein by reference, together with all rights and appurtenances pertaining to such land, including, without limitation, all of Seller's right, title and interest in and to (i) all minerals, oil, gas, and other hydrocarbon substances thereon, (ii) all adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed, (iii) all easements, privileges, and hereditaments, whether or not of record, and (iv) all access, air, water, riparian, development, density, utility, and solar rights (collectively, the "LAND").

          1.02 IMPROVEMENTS. The five (5) story office building and all other improvements and structures constructed on the Land (collectively, the "IMPROVEMENTS").

          1.03 PERSONAL PROPERTY. All of Seller's right, title and interest in and to all of that certain personal property owned by Seller and located in or on or used exclusively in connection with the Land or Improvements or the operations thereon, including, without limitation, (i) all of the personal property located off-site and held in storage pursuant to that certain license agreement (the "STORAGE LICENSE AGREEMENT") by and between Verizon Realty Corp., a Delaware corporation, predecessor in interest to Seller ("VERIZON REALTY"), and Dyncorp Information Systems, LLC, dated March 16, 2001, as assigned to Seller by Verizon Realty pursuant to that certain Bill of Sale and Assignment of Permits, Licenses, Warranties and Service Contracts dated as of September 28, 2001, (ii) all of that certain personal property described in that certain Furniture Inventory consisting of three (3) volumes generally entitled WTP Personal Property Inventory, 15000 Conference Center Drive, Chantilly, Virginia, and all dated February 2001 (the "FURNITURE INVENTORY"), copies of which have been previously delivered to Buyer, and (iii) all of the following:

               (a) mechanical systems, fixtures and equipment comprising a part of or attached to or located upon the Improvements,

               (b) maintenance equipment and tools owned by Seller and used in connection with the Improvements,


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               (c) site plans, surveys, plans and specifications, marketing materials and floor plans in Seller's possession which relate to the Land or Improvements,

               (d) pylons and other signs, and

               (e) other tangible personal property of every kind and character owned by Seller and located in or on or used exclusively in connection with the Land or Improvements or the operations thereon (collectively, the "PERSONAL PROPERTY"), except that the Personal Property shall not include the three (3) automotive vehicles used in connection with the Property, which shall not be conveyed to Buyer.

          1.04 LEASES. Seller's interest in leases, subleases, licenses, rental agreements and other occupancy agreements with tenants occupying or using all or any portion of the Improvements, together with all amendments or modifications thereto (collectively, the "LEASES"), a current list of which is attached hereto as EXHIBIT C, and any guaranties applicable thereto and all security deposits, advance rental, or like payments, if any, held by Seller in connection with the Leases.

          1.05 CONTRACTS. Subject to Section 5.03 hereof, Seller's interest in all contract rights related to the Land, Improvements, Personal Property or Leases, to the extent assignable, including, without limitation, Seller's interest in the following: the Storage License Agreement, management, employment, maintenance, construction, commission, architectural, parking, supply or service contracts, warranties, guarantees and bonds, common area agreements and other agreements related to the Land, Improvements, Personal Property, or Leases that will remain in existence after Closing (as hereinafter defined) (collectively, the "SERVICE CONTRACTS"), a current list of which is attached hereto as EXHIBIT D.

          1.06 PERMITS. Seller's interest in all permits, licenses, certificates of occupancy, and governmental approvals which relate to the Land, Improvements, Personal Property, Leases, or Service Contracts, to the extent assignable, together with any amendments or modifications thereto (collectively, the "PERMITS").

          1.07 GOODWILL AND INTELLECTUAL PROPERTY RIGHTS. All right, title and interest of Seller in and to the use of tradenames or trademarks used in connection with the Property, including, without limitation, the name "Washington Technology Park" and any goodwill related to the Property.

          1.08 OTHER RIGHTS. To the extent assignable, all right, title and interest of Seller in and to all other rights owned by Seller and necessary to or used exclusively in connection with the ownership, maintenance or operation of the items set forth in Sections 1.01-1.07 above.

     2. PRICE AND DEPOSIT.

     2.01 PURCHASE PRICE. The purchase price for the Property (the "PURCHASE PRICE") shall be Fifty-Seven Million Three Hundred Thousand and No/l00 Dollars ($57,300,000.00). The parties hereby agree that the portion of the Purchase Price allocable to the


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tangible Personal Property is One Million Three Hundred Thousand and No/100
Dollars ($1,300,000.00).

     2.02 PAYMENT. The Purchase Price shall be paid as follows:

          (a) On the Effective Date of this Agreement, Buyer shall deposit the amount of Five Hundred Thousand and No/100 Dollars ($500,000) (the "INITIAL DEPOSIT") with the Title Company (as hereinafter defined in Section 3.05). Prior to delivering the Initial Deposit to the Title Company, Seller, Buyer and the Title Company shall enter into an escrow agreement substantially in the form of EXHIBIT E attached hereto (the "ESCROW AGREEMENT"). The Deposit (as hereinafter defined) shall be held by the Title Company in an account approved by Buyer and Seller and applied in accordance with the terms of this Agreement and the Escrow Agreement. Any interest earned on the Deposit shall be deemed part of the Deposit and paid together with the principal portion of the Deposit according to the terms hereof.

          (b) In the event Buyer does not elect to terminate this Agreement prior to expiration of the Study Period (as defined herein), Buyer, within one (1) business day after the expiration of the Study Period, shall deposit with the Title Company an additional amount of Five Hundred Thousand and No/l00 Dollars ($500,000) (the "ADDITIONAL DEPOSIT"), for a total Deposit of One Million and No/100 Dollars ($1,000,000) (the Additional Deposit, together with the Initial Deposit and all interest earned on the Initial Deposit and the Additional Deposit, being herein referred to collectively as the "DEPOSIT"). Upon expiration of the Study Period without this Agreement having terminated, the Deposit shall not be refundable except in accordance with the express provisions hereof.

          (c) Upon Closing under this Agreement, the Deposit and the remainder of the Purchase Price, subject to closing adjustments provided herein, shall be paid by wire transfer of funds to Seller's account and/or such other account(s) as Seller may designate.

     3. REVIEW OF PROPERTY.

     3.01 PROPERTY INFORMATION. Buyer hereby acknowledges that Seller has delivered to Buyer, or otherwise made available for review by Buyer, copies of all documents and other information relating to the ownership, management and operation of the Property (collectively, the "PROPERTY INFORMATION") that Buyer has requested in order to perform its due diligence investigation of the Property, except as hereinafter expressly provided. In addition to the Property Information previously provided by Seller to Buyer, within three (3) business days after the Effective Date, Seller shall deliver to Buyer, or make available for review by Buyer, copies of the following documents, all of which shall be deemed part of the Property Information:

          (a) all plans and specifications;

          (b) copies of all brokerage commission agreements executed by Seller or Verizon Realty in connection with the Lease Amendments (as hereinafter defined); and

          (c) copies of all documents and other agreements conveying the Property from Verizon Realty to Seller, including, without limitation, the deed, assignments of


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     Leases and Service Contracts, and bill of sale with respect to the Personal
     Property (collectively, the "VERIZON REALTY CONVEYANCE DOCUMENTS").

Buyer acknowledges and agrees that Buyer shall be responsible for verifying, through Buyer's own due diligence, the accuracy and completeness of all documents and information, including the foregoing, provided by Seller to Buyer, and any reliance by Buyer on such documents and information shall be at Buyer's own risk. In addition, Buyer expressly acknowledges and agrees that Seller shall not be obligated to furnish, nor shall Buyer be entitled to review or have access to, any confidential or proprietary documents or information connected with the Property, including but not limited to opinions, appraisals, audits not exclusively related to the Property, internal memoranda or other documents, internal work product or other similar documents, which are in the possession or control of Seller.

     3.02 STUDY PERIOD. Buyer shall have a period, commencing on the Effective Date and ending at 5:00 p.m. Chantilly, Virginia time thirty (30) days thereafter (the "STUDY PERIOD"), in which to study the Property. If Buyer determines in its sole and absolute discretion, for any reason or for no reason, not to purchase the Property, then Buyer shall have the absolute right, in its sole discretion, to terminate this Agreement at or prior to the expiration of the Study Period, in which event the Initial Deposit shall be returned to Buyer and the parties shall have no further liability hereunder (except as may be expressly provided herein upon termination). If Buyer elects to proceed with the transaction contemplated hereby at the end of the Study Period, Buyer shall deliver written notice of its election to proceed to Seller by 5:00 p.m. on the last day of the Study Period, in which event Buyer shall deliver the Additional Deposit to the Title Company within one (1) business day after the expiration of the Study Period as provided in Section 2.01(b) above. In the event Buyer does not so notify Seller of its election to proceed by 5:00 p.m. on the last day of the Study Period, Buyer shall be deemed to have exercised its right to terminate this Agreement.

     3.03 LEASE RENEWALS.

     (a) Seller expects to execute and deliver lease amendments (individually a "LEASE AMENDMENT," and collectively the "LEASE AMENDMENTS") to renew the General Dynamics Government Systems Corporation and Dyncorp Information Systems, LLC Leases, substantially in the form and upon the terms and conditions attached as EXHIBIT F and EXHIBIT F-1 hereto (the Lease Amendment attached as EXHIBIT F being hereinafter called the "GENERAL DYNAMICS LEASE AMENDMENT" and the Lease Amendment attached as EXHIBIT F-1 being hereinafter called the "DYNCORP LEASE AMENDMENT"). Buyer hereby approves any such Lease Amendments executed by Seller and such tenants in the form and upon the terms and conditions attached as EXHIBIT F and EXHIBIT F-1. In the event such Lease Amendments are not fully executed by Seller and the tenants before the conclusion of the Study Period, or if before the conclusion of the Study Period such Lease Amendments are executed in form and upon terms and conditions not in accordance with those set forth in EXHIBIT F and EXHIBIT F-1, Buyer, as its sole and exclusive remedy for Seller's execution of such Lease Amendments in form and upon terms and conditions not in accordance with those set forth in EXHIBIT F and EXHIBIT F-1, shall have the right to terminate this Agreement in accordance with Section 3.02. Notwithstanding the foregoing, if Seller's execution of such Lease Amendments in form and upon terms and conditions not in accordance with those set forth in EXHIBIT F and EXHIBIT F-1 results from a


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breach by Seller of its covenant in the penultimate sentence of this Section
3.03(a), Buyer may exercise its rights and remedies under Section 10.01. If Buyer does not elect to terminate this Agreement in accordance with Section 3.02, then the execution of such Lease Amendments in the form and upon the terms and conditions attached as EXHIBIT F and EXHIBIT F-1 shall automatically be and become a condition precedent to Closing. Seller hereby agrees not to change or modify the form or terms and conditions of either Lease Amendment from those set forth in EXHIBIT F and EXHIBIT F-1 attached hereto without the prior written consent of Buyer. If changes to any Lease Amendment are required by either party thereto so as to modify the form or terms and conditions thereof to be other than that attached as EXHIBIT F and EXHIBIT F-1 attached hereto, then if requested in writing by Seller, Buyer shall, within five (5) business days of Buyer's receipt of Seller's request, confirm in writing Buyer's acceptance or rejection of any such modifications in accordance with the terms and conditions of this Section 3.03.

     (b) Seller agrees to pay all leasing costs, including brokerage commissions (pursuant to Seller's outside agreement(s), copies of which shall have been provided to Buyer pursuant to Section 3.01) and tenant improvement costs and/or allowances, incurred or to be incurred by the "Lessor" in connection with the General Dynamics Lease Amendment, with Seller hereby agreeing that all such brokerage commissions shall be due and paid by Seller at or by Closing.

     (c) Buyer agrees to pay all leasing costs, including brokerage commissions (pursuant to Seller's outside agreement(s), copies of which shall have been provided to Buyer pursuant to Section 3.01) and tenant improvement costs and/or allowances incurred or to be incurred by the "Lessor" in connection with the Dyncorp Lease Amendment, with Buyer hereby acknowledging that all such brokerage commissions shall be due and paid by Buyer at Closing.

     (d) Amounts payable by Buyer and Seller pursuant to this Section 3.03 shall be paid or escrowed at Closing, as applicable. Any amounts to be escrowed at Closing shall be upon terms and conditions as are mutually and reasonably agreed upon by the parties and documented in an escrow or other written agreement.

     3.04 RIGHT OF ENTRY. To facilitate Buyer's due diligence contemplated hereunder, Buyer and its agents shall have the right, at reasonable times and upon reasonable notice to Seller (which may be by telephone conversation, but not voice message) that affords Seller an opportunity to have a representative present, to enter the Land and Improvements, at Buyer's sole cost and expense, during the Study Period and, if this Agreement is not terminated pursuant to
Section 3.02, thereafter through the Closing Date in order to inspect and investigate the Property and to conduct any surveys, tests and studies that Buyer deems necessary or appropriate. Buyer shall provide such notice to Seller at the following addresses, telephone and/or facsimile numbers:

            VZ Chantilly Corporation
            c/o Verizon Services Corp.
            600 East Main, 7th Floor
            Richmond, Virginia 23219
            ATTN: Rebecca Morris, Manager-Real Estate

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            telephone  (804) 772-1089
            facsimile (804) 649-8732

            VZ Chantilly Corporation
            c/o Cushman & Wakefield
            Washington Technology Park
            15000 Conference Center Drive
            Chantilly, VA 20151
            ATTN: Greg White
            telephone (703) 818-3906
            facsimile (703) 818-5590


     Such right of entry shall be governed by the following provisions:

          (a) In exercising such right of entry, Buyer agrees to not unreasonably interfere with the operation of the Property or the rights of tenants therein. Furthermore, Buyer shall not take any core samples, install any monitoring wells or undertake any other invasive tests or studies without the Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In all events, Buyer shall fully repair and restore the Property if any physical damage is caused by the exercise of such rights.

          (b) Buyer shall be permitted to contact tenants and conduct tenant interviews with prior notice to Seller, and Seller shall be afforded an opportunity to have a representative present during any tenant contact.

          (c) Prior to any entry upon the Property by Buyer or any of its consultants, Buyer shall deliver to Seller a certificate evidencing Buyer's or such consultants' coverage by liability insurance policy in a face amount of at least $2,000,000 with Seller named as an additional insured. Such insurance coverage shall be primary.

          (d) Buyer shall immediately restore the Property to the condition it was in prior to any such tests, surveys and studies and shall immediately restore any damage to the Property resulting from any such tests, surveys or studies. In addition, Buyer shall indemnify and defend Seller against and hold harmless Seller and the Property from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages, losses and liens, including without limitation reasonable attorneys' fees, arising out of any such entry by Buyer or its representatives or consultants. The foregoing indemnity shall survive any termination of or Closing under this Agreement and shall not be merged into any grant deed conveying the Property. Notwithstanding the foregoing, Buyer shall not be liable for any indirect, incidental or consequential damages incurred by Seller; provided, however, such limitation of liability shall not limit Buyer's obligation of indemnity in respect of claims of third parties.

          (e) Buyer agrees to deliver to Seller, after the expiration of the Study Period, copies of inspections, surveys, tests, studies and reports obtained or prepared by third party consultants during the course of Buyer's inspection and investigation with respect to the


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     physical condition of the Property including those obtained from environmental consultants, surveyors, and soils and structural engineers, without representation or warranty from Buyer about the truth and accuracy thereof and at no additional cost to Buyer, other than any costs associated with photocopying the same. Notwithstanding the foregoing, Buyer shall not be required to furnish financial or other analysis or projections with respect to the cost and operation of the Property, including any reports or studies with respect to the Property prepared by Buyer's employees, or its appraisers, space planners, attorneys or accountants.

     This Section 3.04 shall govern Buyer's entry onto the Land and the Improvements and hereby supersedes any other terms, provisions or conditions set forth in that certain letter agreement by and between Buyer and Seller dated October 2, 2001 (the "EARLY ACCESS AGREEMENT"), expressly excluding, however, any obligations contained in the Early Access Agreement that expressly survive the termination of such Early Access Agreement. Buyer acknowledges and agrees that Seller makes no representations or warranties of any kind regarding the Property (including, without limitation, as to zoning, permitted uses, development potential, or the physical (including environmental and structural) condition of the Property), except as may be expressly stated in Section 4.01 herein, and Buyer shall rely entirely on Buyer's own examinations and inspections of the Property and Seller's representations and warranties in
Section 4.01 in determining whether to purchase the Property.

     3.05 TITLE REVIEW PERIOD

     (a) Seller has delivered to Buyer a title insurance commitment with respect to the Land issued to Seller by Tri-State Commercial Closings, Inc., as agent for Fidelity National Title Insurance Company of New York, dated September 21, 2001(the "SELLER'S TITLE COMMITMENT"), a copy of which is attached hereto as EXHIBIT B, and a current survey of the Property entitled "Plat Showing ALTA/ACSM Land title survey of Parcel 9A, Westfields, The International Corporate Center at Dulles," obtained from William H. Gordon Associates, Inc., dated August 30, 2001, and last revised September 27, 2001 (the "SELLER'S SURVEY") (including copies of all record documents referenced in the Seller's Title Commitment and the Seller's Survey). Buyer shall obtain with respect to the Property a current commitment for title insurance (the "COMMITMENT"), issued by a title company selected by Buyer (the "TITLE COMPANY"), agreeing to issue an ALTA Form B (1992 form with creditor's rights exception deleted or, if available, 1970 form, amended 10/17/70 and 10/17/84) extended coverage owner's policy of title insurance, or equivalent form reasonably acceptable to Buyer, in the face amount of the Purchase Price, dated as of the Closing Date (as hereinafter defined), indicating title to the Land is vested in Buyer subject only to Permitted Encumbrances (as hereinafter defined) (the "TITLE POLICY"). Buyer shall also obtain, at its sole cost and expense, a new survey of the Land, or at Buyer's election, Buyer may obtain a recertification of the Seller's Survey (in either case, the "SURVEY"). Notwithstanding the foregoing, Buyer hereby agrees to use the Seller's Survey, and to reimburse Seller for any costs incurred by Seller, not to exceed Sixteen Thousand Dollars ($16,000.00), in obtaining such Seller's Survey.

     (b) Prior to the expiration of the Study Period, Buyer shall notify Seller in writing of any matters listed in the Commitment or shown on the Survey to which Buyer reasonably objects (the "TITLE OBJECTIONS"), except that Buyer shall not object to liens for real estate taxes not yet due and payable and shall not be required to object to mortgage loans,


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mechanics' liens, judgment and tax liens, estate tax liens and all other such title exceptions that can be cured by the payment of a liquidated sum, it being understood and agreed by the parties that Seller shall be obligated to satisfy such liens ("MONETARY LIENS") by Closing; provided, however, if any such Monetary Liens are judgment liens or mechanic's liens, Seller shall be entitled to cause such Monetary Liens to be removed of record from title by bonding. If Buyer does so notify Seller of any Title Objections within the prescribed time, Seller shall, within three (3) business days after Seller's receipt of Buyer's notice, notify Buyer whether Seller will take all action necessary to eliminate or cure such Title Objections or to make arrangements to have such Title Objections eliminated, cured, or removed of record from title at or prior to the Closing. If Seller notifies Buyer that Seller is not willing to eliminate or cure such matters, or if Seller fails to notify Buyer that it is willing to eliminate or cure such matters (Seller thereby being deemed to have elected not to take such action), Buyer shall have the right, as its sole remedy on account thereof, either (i) to waive the unsatisfied Title Objections, proceed to Closing and take title to the Property without any adjustment in the Purchase Price, in which event the unsatisfied Title Objections will become Permitted Encumbrances, or (ii) to terminate this Agreement by written notice to Seller and the Title Company, in which event the Initial Deposit shall be returned to Buyer, this Agreement shall terminate, and the parties shall have no further obligations or liabilities hereunder (except for any obligations which expressly survive termination). Notwithstanding the foregoing, if Seller fails to satisfy, or to the extent permitted above bond off, all Monetary Liens at or by Closing, then Buyer shall be entitled to pay over to the Title Company, pursuant to an escrow agreement reasonably acceptable to Buyer, Seller, and the Title Company, at Closing, out of the Purchase Price, the amount necessary to cause the Title Company to "affirmatively insure over" such Monetary Liens in the Title Policy, in a manner reasonably acceptable to Buyer, pending Seller's settlement with the holder(s) of such Monetary Liens or Seller's bonding off of such Monetary Liens, provided, however, that settlement or bonding off of such Monetary Liens by Seller shall occur no later than ninety (90) days after Closing. If Seller indicates that it will eliminate or cure any Title Objections prior to or at Closing but fails to do so for any reason whatsoever, or if any new title exceptions are created after the Study Period and not cured or removed by Closing, Buyer shall have the right to exercise its remedies under Section
10.01. Nothing contained in this Section 3.05 shall diminish or affect Buyer's right to terminate this Agreement during the Study Period as provided in Section 3.02.

     3.06 PERMITTED ENCUMBRANCES. For purposes of this Agreement the term "PERMITTED ENCUMBRANCES" shall mean (a) liens securing payment of taxes, assessments and other public charges imposed in connection with the Property but which are not yet due as of the Closing Date, (b) all matters indicated on the Commitment or Survey which are not objected to by Buyer in accordance with
Section 3.05 above (other than those matters to which Buyer is not required to object as provided in Section 3.05), (c) any zoning, subdivision or other public laws and regulations, (d) with respect to the tangible Personal Property only, all encumbrances thereon approved in writing by Buyer during the Study Period, including, without limitation, all leases and other written obligations of Seller to provide furniture, furnishings, fixtures and other equipment to tenants under the Leases and any claim by any tenant to any of the furniture, furnishings, fixtures and other equipment located in its premises, (e) the Leases (and the Lease Amendments), and (f) all Title Objections which Buyer has waived or accepted.


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

     4. REPRESENTATIONS AND WARRANTIES.

     4.01 SELLER'S REPRESENTATIONS AND WARRANTIES. Each of Seller and Verizon Capital Corp., a Delaware corporation ("VERIZON CAPITAL"), but as to Verizon Capital, only where expressly hereinafter provided, hereby covenants, represents and warrants to Buyer that as of the Effective Date:

          (a) ORGANIZATION. Each of Seller and Verizon Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Seller is, or prior to Closing will be, in good standing and duly qualified to conduct business in the Commonwealth of Virginia.

          (b) AUTHORITY; EXECUTION. Seller has the power and authority to acquire, own, lease and dispose of the Property. Each of Seller and Verizon Capital is authorized to enter into and perform its obligations under this Agreement and execute the documents contemplated herein. The execution and performance of this Agreement has been duly authorized by Seller and Verizon Capital, and no consent, approval, or other action by any other party or entity will be needed hereafter to authorize Seller's or Verizon Capital's execution and performance hereof. This Agreement has been duly and validly executed and delivered by Seller and Verizon Capital and is the legal, valid and binding obligation of Seller and, solely to the extent provided herein, Verizon Capital. Each individual executing this Agreement on behalf of Seller and Verizon Capital represents and warrants to Buyer that he or she is duly authorized to do so.

          (c) TITLE. In reliance on the Seller's Title Commitment and the Seller's Survey, and without any further due diligence on the part of Seller, Seller has good and marketable fee simple title to the Property. Except as set forth in the Leases, the Property is not subject to any outstanding agreement(s) of sale, or options, rights of first refusal or other rights to purchase, by, through or under, or caused by, Seller or its predecessor in interest Verizon Realty.

          (d) CONDEMNATION. To Seller's knowledge, neither Seller nor Verizon Realty has received written notice of any condemnation, eminent domain or similar actions or proceedings pending or threatened with respect to the Property or any portion thereof.

          (e) VIOLATIONS OF OTHER AGREEMENTS AND ORDERS. The execution of this Agreement by Seller and Verizon Capital, and the transfer of the Property by Seller as provided herein, does not and will not violate (i) any contract, agreement or instrument to which Seller or Verizon Capital is a party or by which Seller or Verizon Capital is bound or affected, including, without limitation, Seller's or Verizon Capital's articles of incorporation or bylaws, or any indenture, deed to secure debt, deed of trust, mortgage, lease, contract or other obligation by which Seller or Verizon Capital is bound or which affects the Property, or (ii) any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or Verizon Capital or, to Seller's knowledge, the Property.

          (f) MECHANICS' LIENS. The Property is not, and at Closing hereunder will not be, subject to mechanics' liens or other similar liens.


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

          (g) FOREIGN PERSON. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986.

          (h) LITIGATION. Except for that certain "Proffered Condition Amendment Regarding Westfields Proffer #9" submitted by Maguire Woods LLP to Fairfax County, Virginia, on July 27, 2001 (but not yet accepted for filing by Fairfax County and not yet assigned a case number), there are no actions, suits or other legal proceedings pending or, to Seller's knowledge, threatened before any court, administrative agency, county or municipal department, commission, board, bureau, or other governmental instrumentality against or affecting (i) the Property or any portion thereof, (ii) Seller's title, use, or operation the Property, or (iii) Seller's or Verizon Capital's ability to perform its obligations under this Agreement, which actions, suits or proceedings would impede or have a material adverse affect on Seller's or Verizon Capital's ability to comply with the terms of this Agreement applicable to it, or Buyer's ability to use the Property as an office building.

          (i) PERSONAL PROPERTY. A list of tangible Personal Property to be conveyed with the sale of the Property is set forth in the Furniture Inventory, which list does not include systems furniture and spare parts stored off-site in space licensed to Seller under the Storage License Agreement, office equipment in the management office at the Property, and tools and other small items of tangible Personal Property, all of which shall be conveyed with the sale of the Property. Said tangible Personal Property is not subject to any leases, installment sales contracts, liens, security interests or title retention agreements and is owned free and clear by Seller, except for any Permitted Encumbrances.

          (j) LEASES. Attached hereto as EXHIBIT C is a true, correct and complete list of Leases, including all of the amendments to the Leases and, to Seller's knowledge, all subleases, sublicenses and other occupancy arrangements entered into by the tenants under the Leases, affecting the Property as of the Effective Date. Seller has delivered to Buyer true and complete copies of each of the Leases listed on EXHIBIT C. There are no occupancy agreements, leases, lettings, tenancies, licenses, written or oral agreements of any kind that could constitute a lease, license or other rights of occupancy or use for any portion of the Property, or to Seller's knowledge any assignments, sublets or sublicenses thereunder, in effect as of the Effective Date other than those Leases listed on EXHIBIT C; however, Seller understands that some tenants may have informal office-sharing arrangements with affiliates or customers, of which arrangements Seller has no knowledge of its receipt of any written notice, and that Buyer will rely on Estoppel Certificates (as hereinafter defined) for clarification of such arrangements. Each of the Leases is presently in full force and effect and has not been modified, renewed, extended, amended or terminated except as indicated on EXHIBIT C. The rent roll attached hereto as EXHIBIT G (the "RENT ROLL") is true and correct in all material respects and accurately reflects the information with respect to the Leases set forth therein. To Seller's knowledge, landlord/lessor is not in default currently under the Leases. No tenant or licensee under the Leases is in monetary default currently under the Leases, and to Seller's knowledge there do not currently exist any other defaults by tenants or licensees under the Leases, except as set forth in the Rent Roll attached as EXHIBIT G. No tenant has asserted in writing any lease audit rights or other defenses, claims or set-off rights against the landlord/lessor in connection with any Lease, except for AT&T Corp., a former tenant of leased premises in the Improvements, which has asserted in writing a right to a refund in connection with an operating expense audit

     (the "AT&T CLAIM"). To Seller's knowledge, neither Seller nor Verizon Realty has received any written notice of any pending or threatened litigation by any tenant against the landlord/lessor with regard to any Lease. Seller is the owner of the entire lessor's/landlord's interest in and to the Leases, and neither the lessor's/landlord's interest therein nor the rents payable thereunder have been assigned, pledged or encumbered in any manner. Except as set forth in the Leases, no tenant under any of the Leases has any right or option to purchase or otherwise acquire the Property or any portion thereof or interest therein, including, without limitation, any rights of first refusal. Except as provided for in the Leases, no tenant or licensee has paid any rent or additional rent more than one (1) month in advance under its respective Lease. There are no security deposits required or being held under the Leases. Except for those duties and obligations arising under the Lease Amendments, (A) to Seller's knowledge, neither Seller nor Verizon Realty has received written notice that the landlord/lessor failed to perform any of the duties, liabilities or obligations imposed upon the landlord/lessor by the terms, provisions and conditions contained in the Leases and accruing on or prior to the date hereof, and (B) all work required to be performed by the landlord/lessor under the Leases has been completed and accepted by the tenants, including payment or performance of all of the landlord's/lessor's obligations with respect to tenant improvements. Other than Seller and tenants under the Leases, and except as disclosed in the Estoppel Certificates (as hereinafter defined), there are no parties in possession or parties who have a right to possess the Property or any portion thereof. As of Closing, no brokerage or leasing commissions or other compensation will be due and payable to any person or entity with respect to or on account of any of the Leases except as provided in Section 3.03 with regard to the Lease Amendments.

          (k) FUTURE LEASE COMMISSIONS. Except with respect to any commission agreements described on EXHIBIT H, and except with respect to the Lease Amendments and any new Leases or modifications to existing Leases approved by Buyer pursuant to Section 5.02 below, there are no agreements (i) providing for the payment from and after Closing of leasing commissions or fees for procuring tenants with respect to the Property, or (ii) to Seller's knowledge, providing for the payment of any leasing commissions or fees upon the future exercise by such tenants of extension or expansion rights set forth in their Leases.

          (l) SERVICE CONTRACTS. Attached hereto as EXHIBIT D is a complete list and description of all Service Contracts. Seller has delivered to Buyer a true and complete copy of each written Service Contract listed on EXHIBIT
     D. There are no Service Contracts of any kind (including, without limitation, contracts of construction, employment, management, service, or supply) affecting or relating to the Property in effect as of the Effective Date other than those listed on EXHIBIT D. Each of the Service Contracts is presently in full force and effect. To Seller's knowledge, no party under any Service Contract is currently in default beyond any applicable cure periods.

          (m) LATENT DEFECTS. Seller has no actual knowledge of any latent defects in either the structural components or the electrical, plumbing, mechanical and security systems of the Property costing more than Ten Thousand Dollars ($10,000.00) each or more than One Hundred Thousand Dollars ($100,000.00) in the aggregate to repair. As used herein, a "LATENT DEFECT" is one that could not be discovered by reasonable and customary inspection. Notwithstanding the foregoing, Buyer acknowledges that Seller has informed Buyer of (i) certain repairs to a courtyard on the Property that are in process as of the Effective Date, and (ii) water leakage from the underground chill water piping that may occur during free cooling periods.

          (n) ENVIRONMENTAL. Seller has no actual knowledge of (i) the presence of any Hazardous Materials (as defined below) on the Property in violation of any Environmental Laws (as defined below), or (ii) Seller's or Verizon Realty's receipt of any notice(s) of violations of Environmental Laws. Seller has not found in its files any title reports, policies, surveys, or environmental reports concerning the presence of Hazardous Materials on the Property, other than that certain internal report generated by Randolph S. Moore and dated August 24, 2001, a copy of which has been previously delivered to Buyer from Seller. For purposes of this Agreement, the term "HAZARDOUS MATERIALS" includes, without limitation: (i) any chemical, material or other substance defined as or included within the definition of "hazardous substances," "hazardous wastes," "extremely hazardous substances," "toxic substances," "toxic material," "restricted hazardous waste," "special waste," or words of similar import under any Environmental Law; (ii) any oil, petroleum, or petroleum-derived substances, any flammable substances or explosives, any radioactive materials, any asbestos or any substances containing more than 0.1 percent asbestos, any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, and any urea formaldehyde insulation and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under any Environmental Law. For purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 Et SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 ET SEQ.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251 ET SEQ.), the Clean Air Act, as amended (42 U.S.C. Sections 7401 et SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601-2629), and all regulations promulgated under the foregoing; and any similar federal, state or local laws, statutes, rules, ordinances, or regulations. Prior to Closing, Seller agrees to promptly notify Buyer of any fact of which Seller acquires actual knowledge which would cause this representation to become false and of any written notice that Seller receives regarding the matters set forth in this Section 4.01(n).

          (o) BANKRUPTCY. Seller has no actual knowledge of any attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary bankruptcy proceedings, or proceedings under any debtor relief laws, contemplated by or pending or threatened against Seller, Verizon Capital, any tenant under any of the Leases, or the Property.

          (p) DEFAULTS. To Seller's knowledge, neither Seller nor Verizon Realty has received written notice of any default by Seller or Verizon Realty under any reciprocal easement or common area agreements affecting the Property.

          (q) TAXES AND ASSESSMENTS. To Seller's knowledge, there are no unpaid taxes, charges and assessments (special or otherwise) that are required to be paid to any taxing authority which could in any way now or hereafter constitute a lien against the Property or any part thereof (except for taxes and assessments not yet due and payable), including, without limitation, assessments for public improvements against the Property. Neither Seller nor Verizon Realty has received any notice from any taxing authority or governmental agency asserting that

     Seller or Verizon Realty has failed to file or has improperly filed any tax return or report required to be filed by it, or that it has not paid all taxes, charges or assessments now owing by it (except current taxes and assessments not yet delinquent) which could in any way now or hereafter constitute a lien against the Property or any part thereof. To Seller's knowledge, no tax proceeding is pending for the reduction or increase of the assessed real estate tax valuation of the Property or any portion thereof, or for any proposed assessments against the Property. The Property is not subject to assessments for any street paving or curbing heretofore laid.

          (r) INSURANCE. Seller currently has in place casualty insurance coverage for the full replacement cost of the Improvements, with a self-insured deductible of not more than One Million Dollars ($1,000,000), and Seller shall provide to Buyer certificate(s) of insurance evidencing such coverage. To Seller's knowledge, no notice of cancellation has been received or threatened with respect thereto. To Seller's knowledge, no insurance company insuring either the Improvements or the Personal Property nor the Board of Fire Underwriters has delivered to Seller or Verizon Realty written notice (i) that any insurance policy now in effect would not be renewed, (ii) that Seller, Verizon Realty or any tenant under the Leases has failed to comply with insurance requirements, or (iii) that defects or inadequacies exist in the Property, or in any part thereof, which could adversely affect the insurability thereof or the cost of such insurance.

          (s) COMPLIANCE WITH LEGAL REQUIREMENTS. To Seller's knowledge, neither Seller nor Verizon Realty has received any written notice of any violation of any federal, state, county or municipal laws, ordinances, regulations and requirements affecting the Property or any portion thereof (including the conduct of business operations thereon), or of any recorded covenants, easements or other agreements affecting the Property.

          (t) BOOKS AND RECORDS; FINANCIAL OPERATION. All books and records relating to operating income and expenses of the Property furnished or made available to Buyer by Seller were and shall be those maintained by Cushman & Wakefield of Virginia, Inc., Seller's Property manager (the "PROPERTY MANAGER"), for the period from and following June 2000, in regard to the Property in the normal course of business. The operating statements covering the Property furnished by Seller to Buyer are, in all material respects, complete and have been prepared in accordance with the books and records of the Property Manager. To Seller's knowledge, since the date of the operating statements covering the Property, there has been no material adverse change in the business or financial condition of Seller or the Property, and Seller has no knowledge of any prospective material adverse change.

          (u) ACCURACY OF DOCUMENTS. All documents and records delivered pursuant to Section 3.01 are, in all material respects, complete copies of the documents and records delivered.

          (v) VERIZON REALTY'S CONVEYANCE OF PROPERTY TO SELLER. Verizon Realty has conveyed all of the Property to Seller pursuant to the Verizon Realty Conveyance Documents. For purposes of this Section 4.01(v) only, the term "Property," with respect to all items and portions of the Property defined in Section 1 with the introductory language "all of Seller's right, title and interest in and to," "Seller's interest in," and words of similar import, shall mean instead "all of Verizon Realty's right, title and interest in and to," "Verizon Realty's interest in," and words of similar import.

     Any reference in this Agreement (including, without limitation, the exhibits attached hereto) to the "knowledge," "actual knowledge" or "best knowledge" of Seller or Verizon Capital, or the receipt of notices or other communications by Seller or Verizon Capital, shall be deemed to mean the actual knowledge of, or receipt of notice or communication by, Rebecca Morris, Manager of Real Estate for Verizon Services Corp., and solely as to the representations, warranties and covenants set forth in subsections (j), (k), (m), (o), (q), (r), and (t) of this Section 4.01, Stephen Logan, Manager of Real Estate for Verizon Services Corp.; provided, however, that any such person(s) named shall not have any personal liability in connection with, or arising out of, any representation made by Seller in this Agreement. Buyer acknowledges and agrees that neither such person(s) nor any other employee or agent of Seller shall have any duty or obligation under this Agreement or other law to make any affirmative investigation of the matters covered by the foregoing provisions in order to determine the accuracy or truthfulness thereof, other than inquiry of the Property Manager. In addition, Buyer hereby acknowledges and agrees that except with respect to the foregoing representations and warranties set forth in this provision above, the Property is to be conveyed by Seller to Buyer in "AS IS, WHERE IS" condition without warranty or representation, express or implied, as to zoning, physical condition, environmental condition, accuracy or completeness of information, development potential, suitability for a particular purpose or any other matter whatsoever.

     4.02 SURVIVAL OF SELLER'S REPRESENTATIONS AND WARRANTIES. Upon Closing hereunder, the covenants, representations and warranties set forth in Section
4.01 above, as modified by the certificate delivered from Seller to Buyer at Closing as described in Section 7.03, shall be deemed remade as of the Closing Date and shall survive the Closing for a period of one (1) year. However, notwithstanding anything to the contrary herein, to the extent that any documents or information regarding Seller or the Property is disclosed to Buyer in writing or brought to Buyer's attention in writing prior to Closing, and Buyer nevertheless closes the purchase of the Property, Buyer shall be deemed to have accepted and to have waived any objection to or claim based on such documents or information. If Seller defaults in any obligation, representation or warranty that expressly survives Closing and that Buyer has not been deemed to have accepted or to have waived pursuant to the immediately preceding sentence, then subject to the limitation on survival set forth in this Section Buyer may seek damages against Seller for such default as well as such other relief as may be available at law or equity, and Buyer will not be deemed to have waived its right to sue for damages by having closed this transaction even though the accuracy of representations and warranties was a condition precedent to Buyer's obligation to close as set forth in Section 6.01(a) below. Notwithstanding anything in this Section 4.02 to the contrary, Seller shall not be obligated to pay any damages or other amounts pursuant to this Section 4.02 until the aggregate amount sought by Buyer hereunder exceeds Twenty-Five Thousand Dollars ($25,000.00) (the "SELLER THRESHOLD AMOUNT"), whereupon Seller shall be liable for all amounts (including the Seller Threshold Amount) for which relief and/or a remedy may be sought by Buyer under this Section 4.02. The immediately preceding sentence shall survive the Closing.

     4.03 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby covenants, represents and warrants to Seller as follows:

          (a) ORGANIZATION. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) AUTHORITY; EXECUTION. Buyer has the power and authority to acquire and own the Property and is authorized to enter into this Agreement. The execution of this Agreement has been duly authorized by Buyer, and if Buyer elects not to terminate this Agreement pursuant to Section 3.02, then by the end of the Study Period the performance of this Agreement shall have been duly authorized by Buyer, and no consent, approval, or other action by any other party or entity will be needed thereafter to authorize Buyer's performance hereof. This Agreement has been duly and validly executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer. Each individual executing this Agreement on behalf of Buyer represents and warrants to Seller that he or she is duly authorized to do so.

          (c) VIOLATION OF OTHER AGREEMENTS. The execution and performance of this Agreement by Buyer will not result in a breach of, violate any term or provision of, or constitute a default under, any articles of incorporation, bylaws, partnership agreement, indenture, deed to secure debt, deed of trust, mortgage, lease or other document by which Buyer is bound.

          (d) LITIGATION. There are no court actions or other legal proceedings pending or, to Buyer's knowledge, threatened against Buyer before any court or administrative agency which actions or proceedings would have a material adverse affect on Buyer's ability to comply with the terms of this Agreement.

     5. SELLER'S PRE-CLOSING OBLIGATIONS AND COVENANTS.

     5.01 OPERATIONS. Between the Effective Date and Closing hereunder, Seller shall continue to operate the Property in the normal course of business consistent with past practices, including, without limitation, performance, when due, of all of Seller's and/or the landlord's/lessor's obligations under the Leases, Service Contracts, Permits and other governmental approvals, and other agreements relating to the Property. In addition, at all times prior to Closing hereunder the parties hereby agree that Seller shall be entitled to initiate, pursue and settle all matters and collect and/or pay, as applicable, and without Buyer's consent or participation, all amounts relating to any operating expense charges, after-hours HVAC charges and other related "true up" costs under the Leases or any prior but now expired leases, for any period accruing prior to Closing, except that (i) Seller shall not be entitled to dispossess or threaten to dispossess any tenant under its Lease or institute suit against any tenant under its Lease, and (ii) upon request Seller will provided to Buyer copies of notices or correspondence given or received with regard to same.

     5.02 ACTIONS AFFECTING PROPERTY. Between the Effective Date and Closing hereunder, Seller shall not execute any new leases, lease amendments (excluding, however, the Lease Amendments to be executed pursuant to Section 3.03), lease terminations, licenses or license amendments, or approve assignments or sublets, or extend, modify, renew, cancel or otherwise alter any one or more of the Leases or Service Contracts, without Buyer's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Except as provided in Section 13.02, in addition, during the same period, Seller shall not
(i) execute any
other documents, agreements or instruments affecting title to the Property, (ii) execute any other documents, agreements or instruments affecting the Property outside the normal course of business consistent with past practices, or (iii) (to the extent within Seller's control) otherwise allow or permit the imposition of any liens or other encumbrances which affect title to the Property, without the prior written approval of Buyer, which approval may be withheld in Buyer's sole discretion. In the event that Buyer fails to respond within five (5) business days after receipt of any written request for approval of a proposed lease, amendment to an existing Lease, Service Contract, other contract or obligation, then Buyer's approval shall be deemed granted for such proposed lease, amendment to existing Lease, Service Contract, other contract or obligation on the terms and conditions previously delivered to Buyer. Any request for Buyer's consent pursuant to this Section 5.02 shall be in writing. Furthermore, except as otherwise provided in Section 3.03 with respect to the Lease Amendments, for each new Lease approved by Buyer pursuant to this Section 5.02, Buyer shall be responsible for paying, and shall indemnify and hold harmless Seller from, space improvement costs, leasing commissions and other similar expenses, if any, related to such new, Buyer approved Lease, when and as due thereunder.

     5.03 SERVICE CONTRACTS. Before the expiration of the Study Period, Buyer shall designate in writing to Seller any Service Contracts Buyer elects to have Seller terminate as of Closing, and at Closing Seller shall take steps to terminate such Service Contracts in accordance with their respective terms (with the understanding that to the extent that any such Service Contracts require advance notice for termination to be effective, Buyer shall at Closing assume and perform such Service Contracts until the first date on which the termination may become effective). Seller shall be responsible for, and shall pay as of Closing, any cancellation charges or fees for termination of Service Contracts which Buyer elects to have terminated. The parties acknowledge that some of the Service Contracts will automatically terminate upon the sale of the Property by Seller to Buyer.

     5.04 ESTOPPEL CERTIFICATES. Seller shall request in writing and deliver to Buyer not later than ten (10) days prior to Closing, (A) from each tenant at the Property, an "ESTOPPEL CERTIFICATE" (herein so called) addressed to Buyer substantially in the form attached hereto as EXHIBIT I, or if a form of tenant estoppel or other substantive provisions of a tenant estoppel are prescribed in any Lease and the tenant thereunder objects to the form attached hereto as
EXHIBIT I when it is presented to such tenant, then Seller shall deliver to Buyer an Estoppel Certificate from such tenant in the form prescribed in such Lease or including only the substantive provisions of a tenant estoppel as prescribed in such Lease, and (B) from the Westfields Business Owners Association (the "ASSOCIATION"), a certificate executed by the Association stating whether the assessments and charges against the Property required to be paid under that certain Declaration of Protective Covenants and Restrictions for Westfields, The International Corporate Center at Dulles, dated January 20, 1986, and recorded among the land records of Fairfax County, Virginia, in Deed Book 5309 at Page 533, as amended (the "DECLARATION"), have been paid (the "ASSOCIATION ESTOPPEL"). Prior to delivering the Estoppel Certificates to any tenant, Seller shall provide Buyer five (5) business days to review the content of such Estoppel Certificates and to respond to Seller with noted discrepancies between the Rent Roll attached hereto as EXHIBIT G, documents provided to Buyer as a part of the Property Information pursuant to Section 3.01 and the Estoppel Certificates.

     5.05 MARKETING OF PROPERTY. After the Effective Date and until Closing or earlier termination of this Agreement, Seller may communicate with and respond to inquiries from other prospective third-party purchasers, provided, however, that, except in connection with an assignment of this Agreement to a qualified intermediary as provided in Section 13.02, Seller shall not (i) enter into any contract or letter of intent for sale of the Property to any third-party, or
(ii) disclose Buyer's identity to any third-party. Notwithstanding the foregoing, Seller shall, at all times, abide by and maintain the confidentiality requirements of Section 11 hereof.

     5.06 PERFORMANCE UNDER EXISTING ENCUMBRANCES. Between the Effective Date and Closing hereunder, Seller shall make all payments of principal and interest required by any mortgage(s) encumbering the Property to be made prior to Closing and perform all of the terms and provisions thereof on the part of the mortgagor to be performed.

     5.07 INSURANCE. Between the Effective Date and Closing hereunder, Seller shall keep the Improvements insured against loss or damage by fire and all risks as represented in Section 4.01(r) above.

     5.08 ENFORCEMENT OF LEASES. Between the Effective Date and Closing hereunder, Seller shall not, without the prior written consent of Buyer, (i) dispossess or threaten to dispossess any tenant, or (ii) institute suit against any tenant.

     5.09 SALE OF PERSONAL PROPERTY. Between the Effective Date and Closing hereunder, Seller shall not dispose of, sell, remove or permit the removal from the Property of any fixtures, mechanical equipment or any other item included in the Property except when replaced with items of equal or greater quality and except for the use and consumption of inventory, office and other supplies and spare parts, and the replacement of worn out, obsolete and defective tools, equipment and appliances, in the ordinary course of business.

     5.10 TENANT NOTICES. Between the Effective Date and Closing hereunder, Seller shall deliver to Buyer copies of all notices and correspondence delivered to or received from tenants in connection with the Leases, including, without limitation, any notices or correspondence alleging a default on the part of either party under any Lease, but specifically excluding, however, routine notices between the Property Manager and tenants sent or received in the normal course of business.

     5.11 OTHER NOTICES. Between the Effective Date and Closing hereunder, Seller shall immediately notify Buyer of any notices received from any applicable governmental authority relative to compliance or noncompliance with Legal Requirements, or from any other party to any recorded covenants, easements or other agreements affecting the Property relative to compliance or noncompliance therewith. Seller shall also notify Buyer of any occurrence effecting, or notice received by Seller of, any material change in or to the Property. Seller shall also advise Buyer promptly of any litigation or any arbitration proceeding or any administrative hearing (including condemnation) before any governmental agency which concerns or affects the Property in any manner and which is instituted after the Effective Date. As used herein, the term "LEGAL REQUIREMENTS" means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governmental authorities applicable to the Property at or before the Closing.

     5.12 COOPERATION. Between the Effective Date and Closing hereunder, Seller shall cooperate with Buyer in a commercially reasonable manner prior to Closing
(i) in obtaining all necessary permits and licenses to continue operating the Property in the present manner, (ii) with any evaluation, inspection, audit or study of the Property prepared by, for or at the request of Buyer, (iii) in responding to the reasonable requests of Buyer and its agents, including, without limitation, such requests by Buyer's accountants, and (iv) in obtaining any Property Information that is missing or incomplete.

     5.13 CONSENTS. Between the Effective Date and Closing hereunder, Seller shall promptly file or submit and diligently prosecute any and all applications or notices with federal, state and/or local authorities and all other requests to any private persons or entities for consents, approvals, authorizations and permissions which are reasonably considered necessary or appropriate for consummation of this transaction by Seller or to prevent the termination of any Lease, Service Contract (except as provided in Section 5.03) or Permit.

     5.14 DENSITY. Prior to Closing Seller shall cause Verizon Realty to execute, deliver and record among the Land Records of Fairfax County, Virginia, a Deed of Clarification to confirm the conveyance to Seller of Verizon Realty's right, title and interest in and to the 981,021 square feet of floor area allocated to the Land pursuant to the prior deeds referenced in recital R-3 of the form of Special Warranty Deed attached hereto as EXHIBIT K.

     6. CONDITIONS PRECEDENT TO CLOSING

     6.01 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. The performance of the obligations of Buyer under this Agreement at Closing is expressly conditioned upon and subject to satisfaction by Seller or waiver by Buyer of each of the conditions or requirements set forth in subsections 6.01(a) through 6.01(h) of this Agreement. In the event that all of the conditions precedent set forth in subsections 6.01(a) through 6.01(f) of this Agreement are not satisfied or waived by Buyer in writing by the Closing Date, Buyer may, at its option, by written notice to Seller, either (i) extend the Closing Date for a reasonable period of time to allow Seller to satisfy any condition that is reasonably capable of being satisfied by Seller, or (ii) terminate this Agreement and receive a return of the Deposit free of any claims by Seller or any other party with respect thereto. If either or both of the conditions precedent to Buyer's obligation set forth in subsections 6.01(g) and 6.01(h) of this Agreement are not satisfied by the Closing Date, Buyer may, at its option, by written notice to Seller, and as its sole and exclusive remedy for such unsatisfied condition(s), either (i) waive such condition(s) precedent and proceed to Closing, or (ii) terminate this Agreement and receive a return of the Deposit free of any claims by Seller or any other party with respect thereto, but Buyer shall not be entitled to extend the Closing Date to allow additional time for such conditions to be satisfied. Notwithstanding the foregoing, if any failed condition is a result of a breach by Seller of any of its covenants hereunder, Buyer may exercise its rights and remedies under Section 10.01.

          (a) All representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date, as the same is to be certified pursuant to Section 7.03(a)(5) below, and Seller shall not be in material default hereunder.

          (b) All of Seller's covenants and obligations contained in this Agreement to be performed prior to or as of Closing shall have been fully performed prior to or as of Closing in compliance with the terms and provisions of this Agreement.

          (c) The good and marketable fee simple title to the Property shall be free and clear of all liens and encumbrances, except the Permitted Encumbrances.

          (d) Seller shall have timely obtained and delivered to Buyer (i) Estoppel Certificates from all tenants under the Leases (specifically excluding, however, any tenants that occupy less than two thousand (2,000) square feet of space in the Property, with respect to whom Estoppel Certificates shall be requested as provided in Section 5.04 above but shall not be a condition precedent to Closing), either substantially in the form attached hereto as EXHIBIT I, or if a form of tenant estoppel or other substantive provisions of a tenant estoppel are prescribed in any Lease and the tenant thereunder objects to the form attached hereto as EXHIBIT I when it is presented to such tenant, then Seller shall have timely obtained and delivered to Buyer an Estoppel Certificate from such tenant in the form prescribed in such Lease or including only the substantive provisions prescribed in such Lease, and (ii) the Association Estoppel from the Association, and (A) the information in the Estoppel Certificates shall not materially vary from the representation and warranty made by Seller in
     Section 4.01(j), information included in the Rent Roll attached hereto as EXHIBIT G, and the copies of the Leases delivered to Buyer for its review as a part of the Property Information, and (B) the information in the Association Estoppel shall not indicate defaults by Seller or the Property under the Declaration. Notwithstanding the foregoing, Seller shall be entitled to deliver to Buyer, not later than five (5) business days prior to the Closing Date, (X) a Seller's estoppel in substantially the form of
     EXHIBIT I-1 as to each of those tenants under Leases from whom Seller has been unable to obtain an Estoppel Certificate (specifically excluding, however, any tenants that occupy less than two thousand (2,000) square feet of space in the Property), and (Y) in the event Seller has been unable to obtain the Association Estoppel, a Seller's estoppel stating that all assessments and charges against the Property required to be paid under the Declaration have been paid, the representations and warranties in which shall survive the Closing for a period of one (1) year without regard to the limitation on survival set forth in Section 4.02 or in any certificate reaffirming Seller's representations and warranties delivered by Seller to Buyer at Closing (but subject to the Seller Threshold Amount described in Section 4.02); provided, however, in no event shall Seller be entitled to deliver Seller estoppels for tenants whose Leases cover in the aggregate more than ten percent (10%) of the rentable area of the Property. Seller shall have the right at any time, including post-Closing, to substitute an Estoppel Certificate or Association Estoppel obtained from a tenant or the Association, respectively, for the corresponding Seller's estoppel previously delivered by Seller to Buyer with respect to such Lease or the Declaration to the extent the Estoppel Certificate or Association Estoppel confirms the applicable provisions of the Seller's estoppel, which right of substitution shall survive Closing.

          (e) A final examination of title to the Property by the Title Company shall disclose no title exceptions except for the Permitted Encumbrances, matters caused by Buyer or its activities on the Property, or other matters approved in writing by Buyer. In addition, the Title Company shall be irrevocably committed (subject to satisfaction of all requirements on Schedule B, Section 1, of the Commitment) to issue the Title Policy to Buyer at Closing, subject only to the Permitted Encumbrances and other matters referenced in the immediately preceding sentence. Each of Buyer and Seller shall use all commercially reasonable efforts to satisfy all requirements on Schedule B,
     Section 1, of the Commitment applicable to it and to cause the Title Company to issue such Title Policy. In connection therewith, the parties hereto shall deliver such agreements, affidavits and other documents as the Title Company may reasonably request in order to consummate the transaction contemplated hereby and issue such Title Policy. Seller, however, shall have no obligation to deliver such agreements, affidavits, and other documents for the issuance of zoning or other special endorsements to Buyer's Title Policy that Buyer may wish to obtain.

          (f) On the Closing Date, there shall be no third party injunction, writ, preliminary restraining order or any order of any nature issued or threatened by a court of competent jurisdiction directing that the transaction contemplated by this Agreement not be consummated, as herein provided.

          (g) If not fully executed by Seller and the applicable tenants prior to the expiration of the Study Period, Seller shall have executed the Lease Amendments in the form and upon terms and conditions attached hereto as EXHIBIT F and EXHIBIT F-1 or in forms otherwise approved by Buyer.

          (h) The Lease-Back Agreement (as defined in Section 12.01 below) and the Guaranty (as defined in Section 12.01 below) if any, or the Affiliate Lease (as defined in Section 12.02 below) and the Guaranty and reaffirmation of Guaranty, if any, shall have been executed by both parties as provided in such Section 12.

     6.02 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. The performance of the obligations of Seller under this Agreement at Closing is expressly conditioned upon and subject to satisfaction by Buyer or waiver by Seller of each of the conditions or requirements set forth in subsections 6.02(a) and (b) of this Agreement. In the event that all of the conditions precedent are not satisfied or waived in writing by the Closing Date, Seller may, at its option, by written notice to Buyer, either (i) extend the Closing Date for a reasonable period of time to allow Buyer to satisfy any condition that is reasonably capable of being satisfied by Buyer, or (ii) terminate this Agreement; provided, however, if a failed condition is a result of a breach by Buyer of any of its covenants hereunder, Seller may exercise its rights and remedies under Section 10.02.

          (a) Buyer shall have performed and observed, in all material respects, all covenants of Buyer under this Agreement.

          (b) All representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date.

     7. CLOSING AND SETTLEMENT.

     7.01 CLOSING DATE. The consummation of the purchase and sale contemplated herein (the "CLOSING") shall take place, if feasible, by mail, or otherwise at the offices of Buyer's counsel at 2300 N Street, N.W., Washington D.C. 20037, at 10:00 a.m., on the date that is fifteen (15) days after the expiration of the Study Period (the "CLOSING DATE"), unless Seller and Purchaser mutually agree to an earlier or later date.

     7.02 DEED AND TITLE. At Closing, Seller shall deliver to Buyer a special warranty deed in the form attached hereto as EXHIBIT K (the "DEED") upon payment to Seller of the Purchase Price (subject to closing adjustments provided herein). Title to the Property as conveyed by such deed shall be good and marketable fee simple title, free and clear of all liens and encumbrances other than the Permitted Encumbrances.

     7.03 ADDITIONAL CONVEYANCES.

          (a) At Closing, Seller shall execute, acknowledge (if necessary), and deliver to Buyer the following additional documents, each of which shall be prepared by or reasonably acceptable to Seller and shall be reasonably acceptable to Buyer:

               (1) Assignment of Landlord's Interest in Leases (and the Lease Amendments, if applicable) in the form and substance of EXHIBIT L.

               (2) The Bill of Sale and Assignment of Licenses, Permits, Warranties and Service Contracts in the form attached hereto as EXHIBIT M.

               (3) An updated Rent Roll with respect to the Property certified by Seller to be true and correct; and letters to each tenant (and each service provider where the Service Contract is not terminated at Closing) at the Property notifying the tenants and service providers of the sale of the Property to Buyer in the form attached hereto as EXHIBIT N.

               (4) An owner's affidavit and similar title-related documents customarily required by the Title Company in order to issue the Title Policy to Buyer, including, without limitation, organizational documents, incumbency certificates and resolutions customarily required by the Title Company from sellers of real property in the Commonwealth of Virginia, and including affidavits as to the non-existence of parties in possession (except tenants of the Property under the Leases) and mechanic's liens, and any other affidavits and any "gap" indemnities customarily required by the Title Company from sellers of real property in the Commonwealth of Virginia in order to issue the Title Policy required hereunder at Closing. Notwithstanding the foregoing, Seller shall have no obligation to satisfy any conditions, including the payment of any money, for the issuance of zoning or other special endorsements to Buyer's Title Policy that Buyer may wish to obtain.

               (5) A written certificate stating that all representations and warranties contained in Section 4.01 above remain, as of the Closing Date, true and correct in all material respects as when first made hereunder or, if not correct, stating the extent to which any such representations and warranties are not correct, and agreeing that all claims, liabilities and causes of action arising from any breach of such representations and warranties shall survive Closing for a period of one (1) year (subject to the Seller Threshold Amount described in Section 4.02).

               (6) A settlement statement.

               (7) A certificate, in the form provided for in the regulations promulgated by the Treasury Department pursuant to ss. 1445 of the Internal Revenue Code of

          1986, as amended, stating, under penalty of perjury, Seller's United States taxpayer identification number and that Seller is not a "FOREIGN PERSON."

          (b) At Closing, Buyer shall execute, acknowledge (if necessary), and deliver to Seller the following documents:

               (1) Assignment of Landlord's Interest in Leases (and the Lease Amendments, if applicable) in the form and substance of EXHIBIT L.

               (2) The Bill of Sale and Assignment of Licenses, Permits, Warranties and Service Contracts in the form attached hereto as EXHIBIT M.

               (3) Such documents in a form reasonably acceptable to the Title Company as are required from Buyer as a condition precedent to the issuance of the Title Policy in the form agreed to by Buyer in accordance with this Agreement, and otherwise in the form contemplated by the Commitment.

               (4) Other title-related or closing-related documents customarily required by the Title Company from purchasers of real property in the Commonwealth of Virginia.

               (5) A written certificate stating that all representations and warranties contained in Section 4.03 above remain, as of the Closing Date, correct in all material respects as when first made hereunder or, if not correct, stating the extent to which any such representations and warranties are not correct.

               (6) A settlement statement.

     7.04 POSSESSION. Possession of the Property shall be delivered to Buyer on the Closing Date. In addition, on the Closing Date, Seller shall (to the extent in Seller's possession or control) deliver to Buyer (i) originals or duplicate originals of all of the items comprising the Property Information referenced in
Section 3.01, as well as (ii) keys and access codes, and books and records (or copies thereof).

     7.05 COSTS. Seller and Buyer will each pay the costs allocated to each party pursuant to Section 8 of this Agreement.

     8. CLOSING PRORATIONS. The following provisions shall apply to the division of funds, obligations and payments between the parties as of Closing hereunder:

          (a) The parties shall adjust and prorate the following items as of 12:01 a.m., Chantilly, Virginia time, on the Closing Date:

               (1) All base rent, additional rent and other sums actually paid under the Leases (including, without limitation, amounts owed by tenants at the Property as periodic estimates of the costs of utilities, insurance, maintenance, repairs and other operating expenses), provided that delinquent amounts shall not be considered in such calculation. After the Closing Date, payments of monthly base rent received by Buyer shall be applied, first, to current base monthly rent due and owing to Buyer, second, to past-due base monthly rent owing to Buyer and starting with the most recent delinquency, and third, after the foregoing amounts are paid in full, to past-due base monthly rent unpaid for the period prior to the Closing Date, which amounts shall be payable to Seller after deducting therefrom any of Buyer's costs of collection, including, without limitation, reasonable attorneys' fees. Buyer will have no obligation to incur any cost or expense or institute any litigation to collect delinquent base rent, additional rent and other sums actually payable under the Leases and owed to Seller, and except as otherwise expressly provided in Section 5.01 of this Agreement, Seller will not exercise any right to collect such amounts unless Buyer fails to use reasonable efforts to do so. If Buyer fails to use reasonable efforts to collect such delinquent amounts, Seller shall have the right to pursue all rights and remedies against the tenants to recover any such delinquencies, except that Seller shall not be entitled to dispossess or threaten to dispossess such tenants. Notwithstanding the foregoing provisions or any provision of this Agreement to the contrary, Seller shall have the right, without Buyer's consent or participation, and without obligation to furnish to Buyer copies of notices or correspondence given or received with regard to same, to initiate, pursue and settle all matters and collect and/or pay, as applicable, all amounts in connection with the AT&T Claim, and Seller hereby agrees to indemnify Buyer and hold Buyer harmless from and against all claims, demands, causes of action, losses, damages, debts, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) incurred by Buyer in connection with or arising out of the AT&T Claim. The provisions of this Section 8(a)(1) shall survive Closing.

               (2) All property taxes, assessments and other governmental impositions of any kind or nature, including any special assessments or similar charges, accrued or imposed in any connection with the Property (collectively "TAXES"), which relate to the tax year or other applicable period within which the Closing occurs. If the amount of such Taxes is not known at Closing, the proration of such Taxes will be based on the amount of such Taxes for the previous fiscal period. As soon as the actual amount of such Taxes on the Property for the year of Closing is known, Seller and Buyer will readjust the amount of such Taxes to be paid by each party with the result that Seller will pay for those Taxes applicable to the Property up to the Closing Date, and Buyer will pay for those Taxes applicable to the Property from and after the Closing Date. All special assessments, if any, which are liens against the Property at the time of Closing shall be paid by Seller. The provisions of this Section 8(a)(2) shall survive Closing.

               (3) All other income and ordinary operating expenses for or pertaining to the Property, including, but not limited to, all fees, costs and expenses under maintenance, trash removal, janitorial or other Service Contracts.

          (b) Seller shall pay to Buyer, in cash at Closing or as a credit against the Purchase Price, the total amount of any security deposits paid by tenants pursuant to the Leases. Except as expressly provided in the last sentence of this subsection (b), all leasing commissions and tenant improvement costs arising in connection with leases, lease amendments, lease terminations, licenses or other agreements with tenants or licensees which are entered into by Seller on or after the Effective Date and before Closing, and are approved or deemed approved by Buyer as provided in
     Section 5.02, shall be assumed and paid by Buyer, with an adjustment of the Purchase Price to be made at Closing in order to credit to Seller any payments of such amounts made by Seller prior to Closing. Prorations to be made with respect to the Lease Amendments are described in Section 3.03.

          (c) Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and Seller shall pay all charges and notify each utility company serving the Property to terminate Seller's account, effective on the Closing Date. Seller shall cooperate with Buyer to ensure a smooth transition with respect to the transfer of utilities. Except as otherwise expressly hereinafter provided in this subsection 8(c), Seller shall also transfer to Buyer its right to any deposit(s) or escrowed amount(s) posted by Seller in connection with any zoning or other land use proffer(s), with an adjustment of the Purchase Price to be made at Closing in order to credit to Seller such payments of such amounts made by Seller prior to Closing. The parties hereby acknowledge that Seller has previously posted an escrow in the amount of Ten Thousand Dollars ($10,000) with Loudoun County, Virginia (the "COUNTY ESCROW"), in connection with a proffer affecting the Property regarding certain road improvements in Westfields, The International Corporate Center at Dulles, of which the Property forms a part. The County Escrow is expected by Seller to be refunded in the near future. Notwithstanding any provision of this Agreement to the contrary, Seller shall not assign the County Escrow to Buyer at Closing; rather, Buyer hereby agrees to deliver such County Escrow to Seller immediately in the event such County Escrow is delivered to or received by Buyer. The provisions of this Section 8(c) shall survive Closing.

          (d) The obligations under this Section 8 shall survive Closing. To the extent that errors are discovered in, or additional information becomes available with respect to, the prorations and allocations made at Closing, Seller and Buyer agree to make such post-Closing adjustments as may be necessary to correct any inaccuracy; however, all prorations shall be final no later than ninety (90) days after Closing (except for prorations and allocations of (i) ad valorem taxes, which shall be finalized within thirty
     (30) days after receipt of the tax bill for the tax year in which the Closing occurs, (ii) tenant reimbursables, which shall be finalized within thirty (30) after the reconciliations for calendar year 2001 have been completed, and (iii) prorations or allocations that are then currently in dispute, which shall be finalized when any such dispute is resolved). Except as otherwise provided in Section 8(a)(1), Seller agrees to deliver to Buyer all invoices and payments related to the Property received by Seller after Closing. The provisions of this Section 8(d) shall survive Closing.

     8.02 CLOSING COSTS. All closing or escrow fees of the Title Company shall be paid one-half by Buyer and one-half by Seller. Buyer and Seller shall share equally the Virginia Grantor's tax and all other State and local recordation and transfer taxes imposed upon the Deed. Buyer shall pay all recordation taxes incurred if a deed of trust is recorded for Buyer's benefit. Buyer shall pay all costs and fees for title examination, title insurance and other Title Company charges, the Survey of the Property and all of Buyer's due diligence studies and investigations. Seller and Buyer shall each pay the costs of its own counsel.

     9. CASUALTY, CONDEMNATION AND RISK OF LOSS.

     9.01 SUBSTANTIAL EVENT. If between the Effective Date hereof and the Closing Date, any improvements on the Property are destroyed or damaged to such an extent that the costs to repair are in excess of $1,000,000 (as determined by estimates of Landlord's insurer) or any tenant has any right to terminate its Lease as a result of any such casualty, Buyer shall have the option, exercisable by written notice delivered to Seller within thirty (30) days of Seller's notice of such casualty to Buyer, either (i) to require Seller to convey the Property to Buyer, in its damaged condition and to assign to Buyer all of Seller's right, title and interest in and to any claims Seller may have under the property insurance policies covering the Property, in which event Seller will pay to Buyer the amount of any deductible under applicable insurance policies but Seller will have no further liability or obligation to repair or replace the Property, or (ii) to terminate this Agreement and receive a return of its Deposit, and thereafter neither party hereto will have any further duties or obligations hereunder (except for any obligations which expressly survive termination).

     9.02 INSUBSTANTIAL EVENT. If between the date hereof and the Closing Date, the improvements on the Property are damaged to such an extent that the costs to repair are equal to or less than $1,000,000 (as determined by estimates of Landlord's insurer), and no tenant has the right to terminate its Lease as a result of such casualty, Seller shall convey the Property to Buyer on the Closing Date in its damaged condition, assign to Buyer all of Seller's right, title and interest in and to any claims Seller may have under the insurance policies covering the Property, and pay to Buyer the amount of any deductible under applicable insurance policies, but Seller will have no further liability or obligation to repair or replace the Property.

     9.03 CONDEMNATION. If during the pendency of this Agreement and prior to Closing, condemnation proceedings are commenced with respect to the Property or any portion thereof, Buyer may, at Buyer's election, terminate this Agreement by written notice to Seller within thirty (30) days after Buyer has been notified of the commencement of condemnation proceedings. In the event of such termination, the Deposit will be promptly refunded to Buyer and, after the return of the Deposit to Buyer, neither party will have any further duties or obligations hereunder (except for any obligations which expressly survive termination). If Buyer does not exercise such right to terminate within the period prescribed, then Seller and Buyer, by their respective attorneys, will have the right to appear and to defend their respective interests in the Property in such condemnation proceedings, and any award in condemnation will become the property of Seller and will reduce the Purchase Price by the same amount.

     9.04 RISK OF LOSS. Risk of loss for damage to the Property, or any part thereof, by fire or other casualty from the effective date of this Agreement up to the Closing Date will be on Seller. Upon Closing, full risk of loss with respect to the Property will pass to Buyer.

     10. DEFAULT/REMEDIES.

     10.01 DEFAULT BY SELLER. In the event that Seller breaches its duties, representations, warranties or covenants under this Agreement or fails to consummate this transaction or otherwise defaults hereunder at or prior to Closing, Buyer's sole and exclusive remedies shall be to elect either: (1) to terminate this Agreement and recover (a) the Deposit and interest accrued thereon, and (b) solely in the event of Seller's willful default, payment to Buyer of all of its actual third party costs and expenses reasonably incurred in connection with this transaction up to a maximum amount of Two Hundred Fifty Thousand Dollars ($250,000); (2) to waive said breach and close the purchase contemplated hereby, notwithstanding such breach; or (3) to seek specific performance of Seller's duties and obligations under the Agreement.

     10.02 DEFAULT BY BUYER. Buyer and Seller hereby acknowledge and agree that the amount of Seller's damages in the event of a default under this Agreement by Buyer at or before the Closing would be difficult or impossible to determine and the Deposit is the parties' best and most accurate estimate of the damages Seller would suffer in the event the transaction provided for in this Agreement fails to close by virtue of Buyer's default. Buyer and Seller agree that Seller's right to terminate this Agreement and retain the Deposit shall be the sole remedy of Seller in the event of Buyer's breach or in the event this transaction fails to close because of a default of this Agreement by Buyer.

     11. CONFIDENTIALITY/PRESS RELEASES.

     11.01 CONFIDENTIALITY. Buyer expressly agrees to protect and hold in the strictest confidence and not disclose the transactions contemplated by this Agreement, the documents and information provided by Seller to Buyer under
Section 3.01 hereof or otherwise (except for that which is otherwise available to the public), and the results of any inspections, studies or reports generated by or on behalf of Buyer, and all negotiations between the parties. Seller expressly agrees to protect and hold in the strictest confidence and not disclose the terms of the transactions contemplated by this Agreement or Buyer's identity and, if the transaction contemplated by this Agreement closes, the inspections, surveys, tests, studies and reports delivered by Buyer to Seller pursuant to Section 3.04. The obligations of the parties in this Section 11.01 shall not survive Closing, except for Seller's obligation to keep confidential the inspections, surveys, tests, studies and reports delivered by Buyer to Seller pursuant to Section 3.04. Notwithstanding the foregoing, the prohibitions set forth in this Section 11.01 shall not be applicable to disclosure of information required by applicable law, rule or regulation and shall not survive the Closing, and each of Buyer and Seller shall be permitted to disclose such matters, as necessary, to its affiliates and its and their officers, directors, employees and partners and to its attorney(s), surveyor, title insurer, real estate or mortgage broker and accountants, lenders and other capital sources, and to any qualified intermediary as provided in Section 13.02.

     11.02 PRESS RELEASES. Prior to Closing, any release to the public of information with respect to the matters set forth in this Agreement will be made only in the form approved in writing by Buyer and Seller. Buyer is affiliated with a publicly-held corporation, the securities of which are traded on a national securities exchange. Seller acknowledges that Buyer and that affiliate may be compelled by considerations of legal obligation, fiduciary and public responsibility, commercial pragmatism and established corporate policy, to issue a public press release announcing that it has entered into this Agreement and stating the materials terms hereof, and Seller agrees not to unreasonably withhold its consent to any such press release and consents to all additional statements and disclosures Buyer may reasonably make in responding to inquiries arising as a result of any such press release.

     12. LEASE-BACK.

     12.01 LEASE-BACK AGREEMENT. Subject to the following terms and conditions, Seller or its designated affiliate ("SELLER'S AFFILIATE"), as tenant, and Buyer, as landlord, will enter into an agreement (the "LEASE-BACK AGREEMENT") for the leasing of the following premises in the Building: (i) "SPACE A," which is located on the 2nd floor north, the 1st floor northwest and the cellar and is stipulated and agreed to comprise 41,810 square feet of rentable area, as outlined on the floor plan attached hereto as EXHIBIT A-1; and (ii) "SPACE B," which is located on the 5th floor north and is stipulated and agreed to comprise 21,081 square feet of rentable area, as outlined on the floor plan attached hereto as EXHIBIT A-2. The Lease Back Agreement shall be in form and substance mutually satisfactory to Seller or Seller's Affiliate and Buyer and shall contain the terms and provisions set forth in EXHIBIT O attached hereto, together with such other terms and conditions as Seller or Seller's Affiliate and Buyer may agree. Verizon Capital will guaranty the obligations of Seller or Seller's Affiliate as tenant under the Lease-Back Agreement, unless Seller's Affiliate is Verizon Realty, in which event Buyer will accept the credit of Verizon Realty as the tenant under the Lease-Back Agreement without the need for a guaranty, security deposit or any other form of financial support agreement. The Lease-Back Agreement guaranty to be executed by Verizon Capital (the "GUARANTY"), if required hereunder, shall be in form and substance mutually satisfactory to Verizon Capital, Seller or Seller's Affiliate, and Buyer. The Lease-Back Agreement will provide that Seller or Seller's Affiliate may freely assign its interest as the tenant under the Lease-Back Agreement to any affiliate, so long as Verizon Capital under the Guaranty or Verizon Realty under the Lease-Back Agreement, as applicable, is not released from liability thereunder and Verizon Capital, if it has given the Guaranty, executes and delivers a reaffirmation of the Guaranty in form and substance mutually satisfactory to Verizon Capital and Buyer in connection with any such assignment. Seller, Seller's Affiliate (if any) and Buyer hereby agree to use good faith efforts to negotiate and agree upon the terms of the Lease Back Agreement, and Seller or Seller's Affiliate, Verizon Capital and Buyer will use good faith efforts to negotiate and agree upon the terms of the Guaranty (if any). The Lease Back Agreement shall be executed by Buyer and Seller or Seller's Affiliate, and the Guaranty (if any) shall be executed by Verizon Capital, at Closing. Buyer, Seller or Seller's Affiliate and Verizon Capital shall have a period, commencing upon the Effective Date and ending at 5:00 p.m. on the last day of the Study Period (the "LEASE-BACK NEGOTIATION PERIOD"), in which to draft, negotiate, approve and finalize the form of the Lease-Back Agreement and the Guaranty (if any). Buyer shall promptly prepare the initial draft of (i) such Lease-Back Agreement for Seller's or Seller's Affiliate's review, and (ii) such Guaranty (if any) for Seller's or Seller's Affiliate's and Verizon Capital's review. The execution and delivery by all necessary parties of the Lease-Back Agreement and, if applicable, the Guaranty shall be a condition precedent to Buyer's obligation to close, as set forth in Section 6.01 of this Agreement.

     12.02 AFFILIATE LEASE. Notwithstanding Section 12.01, in lieu of the Lease-Back Agreement, Seller, as landlord, may elect prior to Closing to enter into a lease agreement (the "AFFILIATE LEASE") with Seller's Affiliate, as provided herein. The Affiliate Lease shall be in form and substance mutually satisfactory to Seller, Seller's Affiliate and Buyer and shall contain the terms and provisions set forth in EXHIBIT O attached hereto, together with such other terms and conditions as Seller or Seller's Affiliate and Buyer may agree. Verizon Capital will execute the Guaranty in connection with the Affiliate Lease, unless Seller's Affiliate is Verizon Realty, in which event Buyer will accept the credit of Verizon Realty as the tenant under the Affiliate Lease without the need for a guaranty, security deposit or any other form of financial support agreement. The Affiliate Lease will provide that Seller's Affiliate may freely assign the tenant's interest under the Affiliate Lease to any affiliate, so long as Verizon Realty or Verizon Capital is not released from liability thereunder or under the Guaranty thereof, as applicable, and Verizon Capital, if it has given the Guaranty, executes and delivers a reaffirmation of the Guaranty in form and substance mutually satisfactory to Verizon Capital and Buyer in connection with any such assignment. Seller, Seller's Affiliate and Buyer will use good faith efforts to negotiate and agree upon the terms of the Affiliate Lease. The Affiliate Lease, if any, and the Guaranty thereof, if any, shall be executed by Seller and Seller's Affiliate and Verizon Capital at or prior to Closing, and shall be assigned to Buyer at Closing in accordance with the Form of Assignment of Landlord's Interest in Leases attached hereto as EXHIBIT L, and the Guaranty shall be reaffirmed in a form and substance mutually satisfactory to Verizon Capital and Buyer.

     13. MISCELLANEOUS.

     13.01 ASSIGNMENT. Neither party will have the right to assign this Agreement, except that Buyer will have the right to assign this Agreement or any of its rights hereunder without the prior written consent of Seller to a single purpose limited liability company, the sole member of which shall be Corporate Office Properties, L.P., a Delaware limited partnership. Upon such assignment, Buyer will be relieved of all liability hereunder and such assignee will succeed to all of the rights and obligations of Buyer hereunder and will, for the purposes hereof, be substituted as and be the Buyer hereunder.

     13.02 TAX DEFERRED EXCHANGE. Buyer, at the request of Seller, agrees to cooperate with Seller so that Seller may dispose of the Property in a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (the "EXCHANGE TRANSACTION"). In order to implement such Exchange Transaction, Seller may, upon written notice to Buyer, assign its rights, but not its obligations, under this Agreement to a third party designated by Seller to act as a qualified intermediary (as such phrase is defined in applicable Internal Revenue Service regulations), and Buyer agrees to perform its obligations under this Agreement as to any such qualified intermediary. Notwithstanding the foregoing, Buyer shall not be required, solely for the purpose of Buyer's cooperation related to Seller's Exchange Transaction, to (i) take title to or convey any real or personal property (other than the Property), (ii) execute any note or other instrument providing for personal or other liability or assume any indebtedness encumbering any real property, or (iii) incur any other cost, expense, obligation or liability whatsoever. Seller shall in all events be responsible for all incremental costs and expenses related to the Exchange Transaction, and shall fully indemnify, defend and hold Buyer harmless from and against any and all liability, claims, damages, expenses (including reasonable attorneys' fees), proceedings and causes of action of any kind or nature whatsoever actually incurred by Buyer and solely attributable to such Exchange Transaction. The provisions of the immediately preceding sentence shall survive Closing and the transfer of title to the Property to Buyer. In no event whatsoever shall the Closing be delayed because of any delay relating to the Exchange Transaction. If Seller's actions shall propose such delay, the transaction contemplated hereby shall proceed to close in accordance with the other terms and provisions of this Agreement, and in such event the terms and provisions of this Section 13.02 shall be of no further force or effect.

     13.03 NO PERSONAL LIABILITY. No employee, officer, director, trustee, partner or affiliate of Seller or Buyer, or any investment manager or other agent of Seller or Buyer, shall be personally liable or responsible for any duties, obligations or liabilities of Seller or Buyer hereunder or in any other connection with the Property or this transaction.

     13.04 LIMITATION OF ASSETS; LIMITATION ON DAMAGES. To the extent that Seller has obligations or liabilities of any kind after Closing under this Agreement, Verizon Capital hereby agrees to be jointly and severally liable with Seller for such obligations and liabilities, provided, however, that recourse for enforcement of such obligations or liabilities (if any) shall be limited to the proceeds from the sale of the Property, and no action may be taken with respect to any greater amounts. However, this provision shall not be construed or interpreted as creating any such obligations or liabilities of Seller, which shall be determined by other provisions of this Agreement. Notwithstanding anything set forth in this Agreement to the contrary, in no event shall any party hereto, including Verizon Capital, be liable to any other party for indirect, consequential or punitive damages.

     13.05 NOTICES. All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) Federal Express or a similar nationally recognized overnight courier service, or (iii) by facsimile with both telephonic confirmation and a confirmation copy delivered by another method set forth in this Section. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day. The addresses for proper notice under this Agreement are as follows:

                  Seller's notice address:

                  c/o Verizon Services Corp.
                  600 East Main Street, 7th Floor
                  Richmond, Virginia 23219
                  Telephone:  804.772.1089
                  Facsimile:  804.649.8732
                  Attention:  Rebecca Morris
                              Manager, Real Estate

                  With copies to:

                  Holland & Knight LLP
                  2099 Pennsylvania Avenue, N.W.
                  Suite 100
                  Washington, D.C. 20006
                  Telephone:  202.457.7176
                  Facsimile:  202.955.5564
                  Attention:  Robin B. Hayes, Esq.

                  Cushman & Wakefield, Inc.
                  1801 K Street, N.W., Suite 1100L
                  Washington, D.C.  20006
                  Telephone:  202.739.0364
                  Facsimile:  202.293.9049
                  Attention:  Warren Dahlstrom
                              Senior Director

                  Buyer's notice address:

                  c/o Corporate Office Properties Trust
                  General Counsel
                  8815 Centre Park Drive
                  Suite 400
                  Columbia, Maryland 21045-2272
                  Telephone:  410.992.7247
                  Facsimile:  410.992.7534
                  Attention:  John Harris Gurley

                  With a copy to:

                  Shaw Pittman LLP
                  2300 N Street, N.W.
                  Washington, D.C. 20037
                  Telephone:  202.663.8360
                  Facsimile:  202.663.8007
                  Attention:  Wendelin A. White, Esq.

     13.06 ENTIRE AGREEMENT. This Agreement contains all agreements of the parties with respect to the Property and supersedes any prior discussions, contracts or other agreements with respect thereto. No modifications to this Agreement or waivers of any rights or benefits provided herein shall be binding unless signed by the party against whom such modification or waiver is sought to be enforced.

     13.07 BROKER. Each of Seller and Buyer represents and warrants to the other that it has not dealt with any broker or finder in connection with the transaction contemplated by this Agreement, except for Cushman & Wakefield of Virginia, Inc., to whom Seller shall pay a commission at Closing according to a separate agreement. Furthermore, each of Seller and Buyer indemnifies and holds the other harmless from and against any losses, damages, costs or expenses (including attorneys' fees) incurred by such other party due to a breach of the foregoing warranty and representation. The foregoing indemnity shall survive Closing.

     13.08 ATTORNEY'S FEES. If any action is brought by either party hereto against the other party, the party in whose favor a final judgment shall be entered shall be entitled to recover court costs and reasonable attorneys' fees incurred in connection therewith.

     13.09 PERPETUITIES. If the rule against perpetuities would invalidate this Agreement or any portion hereof, due to the potential failure of an interest in property created herein to vest within a particular time, then notwithstanding anything to the contrary herein, each such interest in property must vest, if at all, before the passing of 21-years from the date of this Agreement, or this Agreement shall become null and void upon the expiration of such 21 year period and the parties shall have no further liability hereunder.

     13.10 SEVERABILITY. No determination by any court, governmental body or otherwise that any provision of this Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of any other such provision or such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

     13.11 RECORDING. This Agreement or a memorandum thereof may not be recorded among the land records or among any other public records without the Seller's and the Buyer's prior written consent (which consent may be withheld by either party for any reason).

     13.12 COUNTERPARTS. This Agreement may be signed in counterparts and shall be fully enforceable when signed in such manner. This Agreement may be signed by facsimile signatures, which shall have the force of originals.

     13.13 TIMING. The phrase "business days" as used herein shall mean the days of Monday through Friday, excepting only federal holidays and holidays observed by the Commonwealth of Virginia. The phrase "calendar days" as used herein shall mean all days of the week, including all holidays. The term "days" without reference to calendar or business days shall mean calendar days. Time is of the essence of this Agreement.

     13.14 WAIVER OF JURY TRIAL. Seller and Buyer hereby waive any right they may have to a trial by jury of any dispute arising under or relating to this Agreement.

     13.15 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with, the laws of the Commonwealth of Virginia, and the parties hereto consent to the jurisdiction of the federal of state courts within the Commonwealth of Virginia.

     13.16 WAIVER OF BREACH. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.

     13.17 CAPTIONS; INTERPRETATION. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions. Whenever the context may require, words used in this Agreement shall include the corresponding feminine, masculine, or neuter forms, and the singular shall include the plural and vice versa. In addition, (i) for purposes of construing any provision of this Agreement, both Seller and Buyer shall be deemed to have drafted this Agreement equally, with neither party being deemed as the primary draftsperson hereof, and (ii) the deletion of any printed, typed or other portion of this Agreement compared to any prior draft hereof shall not evidence an intent to contradict such deleted portion.

     13.18 NO OFFER. Seller's delivery of a draft or unsigned copy of this Agreement shall not constitute an offer to sell the Property. Buyer acknowledges that this Agreement shall not be binding until it has been executed and delivered by Seller and Buyer.

                    (Signatures appear on the following page)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

                                     SELLER:

                                     VZ CHANTILLY CORPORATION, a Delaware
                                     corporation


/s/ Theresa Fogham                   By: /s/ James J. Jordan
--------------------------               --------------------------------
Witness                                  Name: James J. Jordan
                                         Title: Sr. Vice President - Investments

                                     Date of Execution: October 16, 2001
                                                        -----------------

                                     BUYER:

                                     COPT ACQUISITIONS, INC., a Delaware
                                     corporation



/s/ John Gurley                      By: /s/ Randall M. Griffin
--------------------------               ----------------------------------
Witness                                  Name:  Randall M. Griffin
                                         Title: President

                                     Date of Execution:  October 17, 2001
                                                         -----------------


                                     JOINDER

     The undersigned joins in this Agreement for the sole purposes of making the representations and warranties expressly made by it in Section 4.01 of this Agreement and agreeing to perform its obligations to Buyer in accordance with the terms and provisions of Sections 12 and 13.04 of this Agreement, and for no other purpose.

                                         VERIZON CAPITAL CORP., a Delaware
                                         corporation


/s/ Theresa Fogham                   By: /s/ James J. Jordan
--------------------------               --------------------------------
Witness                                  Name: James J. Jordan
                                         Title: Sr. Vice President - Investments

                                     Date of Execution: October 16, 2001
                                                        -----------------


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